Exhibit 10.1

WARRANT

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL SELECTED BY THE HOLDER AND REASONABLY ACCEPTABLE TO THE COMPANY, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

EASTERLY ACQUISTION CORP.

Warrant To Purchase Common Stock

Number of Shares of Common Stock: 888,000

Date of Issuance: December 28, 2017 (“Issuance Date”)

EASTERLY ACQUISITION CORP., a Delaware corporation (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, FORTRESS CREDIT CORP., the registered holder hereof or its permitted assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, upon surrender of this Warrant to Purchase Common Stock (including any Warrants to Purchase Common Stock issued in exchange, transfer or replacement hereof, the “Warrant”), at any time or times on or after the date hereof, but not after 11:59 p.m., New York time, on the Expiration Date (as defined below), Eight Hundred Eighty-Eight Thousand (888,000) fully paid nonassessable shares of Common Stock (as defined below) (the “Warrant Shares”). Except as otherwise defined herein, capitalized terms in this Warrant shall have the meanings set forth in Section 13.

1.                  EXERCISE OF WARRANT.

(a)               Mechanics of Exercise. Subject to the terms and conditions hereof (including, without limitation, the limitations set forth in Sections 1(e) and 1(f)), this Warrant may be exercised by the Holder on any day on or after the date hereof, in whole or in part, by (i) delivery of a written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), of the Holder’s election to exercise this Warrant and (ii)  payment to the Company of an amount equal to the applicable Exercise Price multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the “Aggregate Exercise Price”) in cash or by wire transfer of immediately available funds or by notifying the Company that this Warrant is being exercised pursuant to a Cashless Exercise (as defined in Section 1(c)). The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder. Execution and delivery of the Exercise Notice with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares. On or before the first (1st) Business Day following the date on which the Company has received each of the Exercise Notice and the Aggregate Exercise Price (or notice of a Cashless Exercise) (the “Exercise Delivery Documents”), the Company shall transmit by facsimile an acknowledgment of confirmation of receipt of the Exercise Delivery Documents to the Holder and the Company’s transfer agent (the “Transfer Agent”). On or before the third (3rd) Business Day following the date on which the Company has received all of the Exercise Delivery Documents (the “Share Delivery Date”), the Company shall (X) provided that the Transfer Agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, upon the request of the Holder, credit such aggregate number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system, or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and dispatch by overnight courier to the address as specified in the Exercise Notice, a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder is entitled pursuant to such exercise (or, if the Company desires to issue such shares of Common Stock in book-entry form in lieu of certificates representing such shares of Common Stock, then the Company shall notify the Holder of such issuance by any manner permitted under Section 6 hereof). Upon confirmation of receipt by the Company of the Exercise Delivery Documents, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date such Warrant Shares are credited to the Holder’s DTC account or the date of delivery of the certificates (or entries in book-entry form) evidencing such Warrant Shares, as the case may be. If this Warrant is submitted in connection with any exercise pursuant to this Section 1(a) and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise, then the Company shall as soon as reasonably practicable after any such exercise and at the expense of the Holder, issue a new Warrant (in accordance with Section 5(d)) representing the right to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised. The Company shall pay any and all taxes which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant.

(b)               Exercise Price. For purposes of this Warrant, “Exercise Price” means $11.50, subject to adjustment as provided herein.

(c)               Cashless Exercise. Notwithstanding anything contained herein to the contrary, the Holder may, in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the “Net Number” of shares of Common Stock determined according to the following formula (a “Cashless Exercise”):

Net Number	=	(A x B) - (A x C)
B

For purposes of the foregoing formula:

A=	the total number of shares of Common Stock with respect to which this Warrant is then being exercised.
B=	the VWAP of the Common Stock.
C=	the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

(d)               Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed and resolve such dispute in accordance with Section 9.

(e)               Vesting and Exercise of Warrant. This Warrant shall only be exercisable at such times and in such amounts as follows: (i) four hundred forty-four thousand (444,000) Warrant Shares will be immediately exercisable, and (ii) the remaining four hundred forty-four thousand (444,000) Warrant Shares will become exercisable ratably with the funding of the first one hundred million dollars ($100,000,000) under the Fortress Credit Facility (e.g., one hundred and eleven thousand (111,000) Warrant Shares will become exercisable on the date on which the first $25.0 million has been funded under the Fortress Credit Facility); provided, however, that this Warrant may be exercised only on or after the date which is thirty (30) days after the first date on which the Company completes the Public Transaction. The amounts of Warrant Shares and closing prices shall be subject to adjustment as provided herein in Section 2.

(f)                Registration Rights Agreement. The Company agrees that the Warrant Shares shall be Registrable Securities (as defined in the Registration Rights Agreement) pursuant to the terms of the Registration Rights Agreement.

2.                  ADJUSTMENTS. The Warrant Share Number and the Exercise Price shall be subject to adjustment from time to time upon the happening of certain events, and the Holder hereof shall have additional rights, as follows:

(a)               Recapitalization, Reorganization, Reclassification, Share Exchange, Consolidation, Merger or Sale.

(i)       Without limiting any other provision hereof, in case the Company after the Issuance Date shall do any of the following (each a “Triggering Event”) (A) consolidate with or merge into any other Person and the Company shall not be the continuing or surviving Person of such consolidation or merger; or (B) permit any other Person to consolidate with or merge into the Company and the Company shall be the continuing or surviving Person but, in connection with such consolidation or merger, any capital stock shall be changed into or exchanged for securities of any other Person or cash or any other property; or (c) transfer all or a majority of its properties or assets to any other Person; or (d) effect a capital reorganization or reclassification of its capital stock; or (e) enter into any other transaction similar to any of the foregoing, except for the Public Transaction, which shall not constitute a Triggering Event, then, in the case of each such Triggering Event and as a condition to the consummation thereof or the agreement to consummate the same, lawful, proper and adequate provision shall be made so that, upon the basis and the terms and in the manner provided in this Warrant, the Holder of this Warrant shall be entitled upon the exercise hereof at any time after the consummation of such Triggering Event, to the extent this Warrant is not exercised prior to such Triggering Event, or is not redeemed in connection with such Triggering Event, to receive, at the Exercise Price in effect at the time immediately prior to the consummation of such Triggering Event, in lieu of the Common Stock issuable upon such exercise of this Warrant prior to such Triggering Event, the stock, securities, cash and/or other property to which such Holder would have been entitled upon the consummation of such Triggering Event if such Holder had exercised the rights represented by this Warrant immediately prior thereto, subject, in the case of receipt of stock or other equity securities, to future adjustments (subsequent to such corporate action) as nearly equivalent as possible to the adjustments provided for in this Section 2 (and in any such case, appropriate and equitable provision also shall be made with respect to the rights and interests of the Holder to the end that the provisions hereof (including this Section 2), as nearly as may be, in relation to any stock or equity securities thereafter deliverable upon the exercise of any Warrants).

(ii)       Notwithstanding anything contained in this Warrant to the contrary, the Company will not effect any Triggering Event unless, prior to the consummation thereof, each Person (other than the Company) which may be required to deliver any stock, securities, cash and/or other property upon the exercise of this Warrant as provided herein shall assume, by written instrument for the benefit of the Holder, (a) the obligations of the Company under this Warrant (and if the Company shall survive the consummation of such Triggering Event, such assumption shall be in addition to, and shall not release the Company from, any continuing obligations of the Company under this Warrant) and (b) the obligation to deliver to such Holder such stock, securities, cash and/or other property as, in accordance with the foregoing provisions of this Section 2(a), such Holder shall be entitled to receive from such other Person.

(iii)       The above provisions of this Section 2(a) shall similarly apply to successive Triggering Events.

(b)               Subdivision or Combination of Shares. If the Company, at any time while this Warrant is outstanding, shall subdivide or combine any shares of Common Stock, (i) in case of subdivision of shares, the Warrant Share Number shall be proportionately increased (as at the effective date of such subdivision or, if the Company shall take a record of holders of its Common Stock for the purpose of so subdividing, as at the applicable record date, whichever is earlier) to reflect the increase in the total number of shares of Common Stock outstanding as a result of such subdivision, or (ii) in the case of a combination of shares, the Warrant Share Number shall be proportionately reduced (as at the effective date of such combination or, if the Company shall take a record of holders of its Common Stock for the purpose of so combining, as at the applicable record date, whichever is earlier) to reflect the reduction in the total number of shares of Common Stock outstanding as a result of such combination.

(c)               Share Dividends. If after the date hereof, and subject to the provisions of Section 2(g), the number of outstanding shares of Common Stock is increased by a share dividend or capitalization payable in shares of Common Stock, or by a split-up of shares of Common Stock or other similar event, then, on the effective date of such share dividend, split-up or similar event, the Warrant Share Number shall be increased in proportion to such increase in the outstanding shares of Common Stock. A rights offering to holders of shares of Common Stock entitling holders to purchase shares of Common Stock at a price less than the Fair Market Value shall be deemed a share dividend of a number of shares of Common Stock equal to the product of (i) the number of shares of Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for the shares of Common Stock) multiplied by (ii) one (1) minus the quotient of (x) the price per share of Common Stock paid in such rights offering divided by (y) the Fair Market Value. For purposes of this Section 2(c), if the rights offering is for Convertible Securities, in determining the price payable for shares of Common Stock, there shall be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion.

(d)               Other Actions Affecting Warrant Stock. In case any event shall occur affecting the Company, its subsidiaries or any Person in which the Company or any subsidiary has a direct or indirect investment, as to which the provisions of foregoing Sections 2(a) through 2(c), inclusive, are not strictly applicable but the failure to make any adjustment would not fairly protect the purchase rights represented by this Warrant in accordance with the essential intent and principles of this Section 2, then, in each such case, the Company shall make such adjustment in the application of such provisions in accordance with the essential intent and principles established in this Section 2, or otherwise reasonably necessary or equitable under the circumstances to preserve, without dilution, the purchase rights represented by this Warrant.

(e)               Adjustment of Warrant Share Number. Upon each adjustment in the Exercise Price pursuant to any of the foregoing provisions of this Section 2, the Warrant Share Number shall be adjusted, to the nearest ten-thousandth of one share, to the product obtained by multiplying the Warrant Share Number immediately prior to such adjustment in the Exercise Price by a fraction, the numerator of which shall be the Exercise Price immediately before giving effect to such adjustment and the denominator of which shall be the Exercise Price immediately after giving effect to such adjustment.

(f)                Notices of Changes in Warrant. Upon every adjustment of the Exercise Price or the number of Warrant Shares, the Company shall give written notice thereof to the Holder, which notice shall state the Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of a Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Upon the occurrence of any event specified in Sections 2(a), 2(b), 2(c) or 2(d), the Company shall give written notice of the occurrence of such event to each the Holder. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such event.

(g)               No Fractional Shares. Notwithstanding any provision contained in this Warrant to the contrary, the Company shall not issue fractional shares upon the exercise of this Warrant. If, by reason of any adjustment made pursuant to this Section 2, the Holder would be entitled, upon the exercise of this Warrant, to receive a fractional interest in a share, the Company shall, upon such exercise, round down to the nearest whole number the number of shares of Common Stock to be issued to such Holder.

(h)               Form of Warrant. The form of this Warrant need not be changed because of any adjustment pursuant to this Section 2.

3.                  NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its certificate of incorporation, bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, and (iii) shall, so long as any of this Warrant is outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the exercise of this Warrant, 130% of the number of shares of Common Stock as shall from time to time be necessary to effect the exercise of this Warrant (without regard to any limitations on exercise).

4.                  WARRANT HOLDER NOT DEEMED A STOCKHOLDER. Except as otherwise specifically provided herein, the Holder, solely in such Person’s capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person’s capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 4, the Company shall provide the Holder with copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders.

5.                  REISSUANCE OF WARRANTS.

(a)               Transfer of Warrant. If this Warrant is to be transferred, the Holder shall surrender this Warrant to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 5(d)), registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less than the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 5(d)) to the Holder representing the right to purchase the number of Warrant Shares not being transferred.

(b)               Lost, Stolen or Mutilated Warrant. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 5(d)) representing the right to purchase the Warrant Shares then underlying this Warrant.

(c)               Exchangeable for Multiple Warrants. This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants (in accordance with Section 5(d)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender; provided, however, that no Warrants for fractional shares of Common Stock shall be given.

(d)               Issuance of New Warrants. Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 5(a) or Section 5(c), the Warrant Shares designated by the Holder which, when added to the number of shares of Common Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant.

6.                  NOTICES. Any notice, statement or demand authorized by this Warrant to be given or made by the Company or by the Holder shall be sufficiently given when so delivered if delivered by e-mail to the e-mail address set forth below, by hand or overnight delivery or if sent by certified mail or private courier service within five (5) days after deposit of such notice, postage prepaid, addressed, as follows:

If to the Holder:

Fortress Credit Corp

c/o Fortress Investment Group

1345 Avenue of the Americas

New York, New York 10105

Attention: Constantine Dakolias

Facsimile: (646) 224-8716

Telephone: (212) 798-6050

E-mail: dbsoloanops@fortress.com

If to the Company:

Easterly Acquisition Corp.

375 Park Avenue, 21st Floor

New York, NY 10152

Attention: Avshalom Kalichstein

Email: akalichstein@easterlycapital.com

7.                  AMENDMENT AND WAIVER. Except as otherwise provided herein, the provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder.

8.                  GOVERNING LAW. This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.

9.                  DISPUTE RESOLUTION. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within two (2) Business Days of receipt of the Exercise Notice giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation of the Exercise Price or the Warrant Shares within three (3) Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within two (2) Business Days submit via facsimile (a) the disputed determination of the Exercise Price to an independent, reputable investment bank selected by the Company and approved by the Holder or (b) the disputed arithmetic calculation of the Warrant Shares to the Company’s independent, outside accountant. The Company shall cause at its expense the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than ten (10) Business Days from the time it receives the disputed determinations or calculations. Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

10.              REMEDIES, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF.

(a)   The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual damages for any failure by the Company to comply with the terms of this Warrant. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant shall be entitled to seek, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

(b)   Following the completion of the Public Transaction, in case the Company shall propose to (i) pay any distribution to the holders of its Common Stock or repurchase any shares of Common Stock, (ii) offer to the holders of its Common Stockrights to subscribe for or purchase any shares of Common Stock or any other securities, rights or options, (iii)  effect any reclassification of its Common Stock (other than a reclassification involving only the subdivision, or combination, of outstanding shares of Common Stock), (iv) effect any capital reorganization, (v) effect any consolidation, merger, equity exchange or sale, lease, transfer or other disposition of all or a majority of its property, assets or business, or (vi) effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each Holder a notice of such proposed action, which shall specify the date on which a record is to be taken for the purposes of such distribution or rights, or the date on which such reclassification, reorganization, consolidation, merger, equity exchange, sale, lease, transfer, disposition, liquidation, dissolution or winding up is to take place and the date of participation therein by the holders of Common Stock, if any such date is to be fixed and shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action on the Common Stock, if any, and the number and kind of any other equity interests to be issued or distributed, and the purchase price or prices thereof, after giving effect to any adjustment, if any, which will be required as a result of such action. Such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least 10 Trading Days prior to the record date for determining holders of the Common Stock for purposes of such action, and in the case of any other such action, at least 10 Trading Days prior to the date of the taking of such proposed action or the date of participation therein by the holders of Common Stock, whichever shall be the earlier.

11.              TRANSFER. Subject to applicable law, this Warrant may be offered for sale, sold, transferred or assigned without the consent of the Company.

12.              SEVERABILITY. If any provision of this Warrant is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Warrant so long as this Warrant as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

13.              OBLIGATION TO EXCHANGE. Upon the earliest to occur of (a) the termination of the Investment Agreement, dated as of June 28, 2017, as amended, by and among JH Capital Group Holdings, LLC, Jacobsen Credit Holdings, LLC, NJK Holding LLC, Kravetz Capital Funding LLC and the Company, in accordance with its terms, (b) the date on which trust fund containing the proceeds of the Company’s initial public offering is liquidated due to the failure of the Company to complete an initial business combination, (c) at the sole option of the Holder, at any time after December 31, 2018, if at the time the Holder determines to exercise such option, the Public Transaction has not been consummated, or (d) a Change of Control of Jacobsen Credit Holdings, LLC (“JCH”), then JCH, will, exchange this warrant for a warrant to purchase membership interests in JCH (the “JCH Warrants”), which JCH Warrants will have substantially similar terms to the terms of this warrant, provided that (i) the JCH Warrants shall have a ten-year term, be exercisable for three and nineteen one hundredths percent (3.19%) of the equity interests of JCH as of the Issuance Date, at an aggregate exercise price of Six Million Nine Hundred Eighty-One Thousand Dollars ($6,981,000), and (ii) for so long as the equity interests of JCH for which the warrants are exercisable are not traded on a national stock exchange, the JCH Warrants shall benefit from provisions typically found in warrants to purchase equity in private companies, including customary tag-along and drag-along rights, pre-emptive rights, rights of first offer, registration rights and information rights. JCH expressly undertakes this obligation for the benefit of both the Company and the Holder and this obligation may be enforced by either such party.

14.              TAX TREATMENT OF WARRANT. The parties acknowledge and agree that the loans under the Fortress Credit Facility and the Warrant are part of an "investment unit" within the meaning of Code Section 1273(c)(2). Notwithstanding anything to the contrary contained herein or in any other agreement, each party further acknowledges and agrees that for United States federal, state and local income tax purposes, (i) the aggregate fair market value of the Warrant being issued to or purchased by the Holder is equal to $75,768.24, and (ii) the aggregate "issue price" of the loans under the Fortress Credit Facility, for purposes of Code Section 1273(b), will be determined after the Issuance Date by the Holder in good faith and the Issuer agrees to use such fair market values and issue price for U.S. federal income tax purposes with respect to the aforementioned transactions. The parties agree to file all United States federal, state and local income tax returns consistent with the foregoing fair market values and issue price.

15.              CERTAIN DEFINITIONS. For purposes of this Warrant, the following terms shall have the following meanings:

(a)               “Bloomberg” means Bloomberg Financial Markets.

(b)               “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed

(c)               “Capital Stock” means and includes (i) any and all shares, interests, participations or other equivalents of or interests in (however designated) corporate stock, including, without limitation, shares of preferred or preference stock, (ii) all partnership interests (whether general or limited) in any Person which is a partnership, (iii) all membership interests or limited liability company interests in any limited liability company, and (iv) all equity or ownership interests in any Person of any other type.

(d)               “Change of Control” means, at any time, with respect to JCH (i) the acquisition by (A) any Person or (B) two (2) or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of outstanding voting equity securities of JCH at any time if after giving effect to such acquisition such Person or Persons owns more than fifty percent (50%) of such outstanding voting equity securities; (ii) any merger or consolidation to which JCH is a constituent party, in connection with which, immediately after the consummation of such merger or consolidation (and all related transactions) the equity holders of JCH are not the holders of more than 50% of the voting equity securities of the surviving legal entity; (iii) a sale of all, or substantially all, of the assets of JCH; or (iv) any liquidation, dissolution or winding up of JCH; provided that for all purposes of this definition, the consummation of the Public Transaction shall not constitute a “Change of Control”.

(e)               “Common Stock” means (i) the Company’s shares of Class A Common Stock, par value $0.0001 per share, and (ii) any stock capital into which such Common Stock shall have been changed or any stock capital resulting from a reclassification of such Common Stock.

(f)                “Convertible Securities” means any Capital Stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock.

(g)               “Expiration Date” means the date five (5) years after the closing of the Public Transaction or, if such date falls on a day other than a Business Day or on a day which is not a Trading Day (a “Holiday”), the next date that is not a Holiday.

(h)               “Fair Market Value” means (i) as to securities regularly traded in the organized securities markets, the VWAP ending on the Trading Day, and (ii) as to all securities not regularly traded in the organized securities markets and all other property, the fair market value of the non-cash property (including equity securities and debt securities of a Person) as determined by the Company’s General Partner in good faith after taking into consideration all factors it deems appropriate (subject to any restrictions in this definition), subject to the procedure set forth in this definition. In the case of the valuation of non-cash property, the Company shall promptly notify the Holder of this Warrant of its good faith determination of the fair market value of such non-cash property. If within twenty (20) days after receipt of notice from the Company of its determination of fair market value or at any time in the event that the Company has failed to timely make such determination as provided in the immediately preceding sentence, the Holder notifies the Company in writing of its disagreement as to such fair market value as determined by Company or of the Company’s failure to make a fair market value determination, a determination of the fair market value of such consideration shall be made by an Independent Appraiser jointly selected by the Company and the Holder, which selection shall be made within seven days of receipt of such notice. The determination of fair market value by such Independent Appraiser shall be made within thirty (30) days of such Independent Appraiser’s engagement. The fees and expenses of such Independent Appraiser shall be paid by the Company if (x) the determination is being made as a result of the Compan’s failure to make a fair market value determination required hereunder or (y) if the fair market value as determined by the Independent Appraiser is 105% or more of the fair market value as determined by the Company and by the Holder in all other cases. The determination of fair market value by such Independent Appraiser shall be based upon the fair market value of such consideration as between a willing buyer and a willing seller and taking into account all relevant factors determinative of value (but, in the case of a security, without taking into account any discount for any lack of liquidity attributable to a lack of public market for such security, any discount for finite life, any premium attributable to the size of the holdings of such security, any majority or minority interest, or any voting rights or lack thereof), and shall be final and binding on all parties.

(i)                 “Fortress Credit Facility” means that certain Credit Agreement dated as of December 28, 2017, among JHPDE Finance I, LLC, as borrower, JH Portfolio Debt Equities, LLC, in its individual capacity, as originator and servicer, and Fortress Credit Corp., as administrative agent, collateral agent and lender.

(j)                “Independent Appraiser” means a nationally recognized investment banking firm or other nationally recognized firm, in each case, that is regularly engaged in the business of appraising the Capital Stock or assets of entities as going concerns, and which is not affiliated with either the Company or the Holder and is reasonably acceptable to each of the Company and the Holder.

(k)               “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities

(l)                 “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(m)               “Public Transaction” shall mean the transactions contemplated by the Investment Agreement, dated as of June 28, 2017, as amended, by and among JH Capital Group Holdings, LLC, Jacobsen Credit Holdings, LLC, NJK Holding LLC, Kravetz Capital Funding LLC and the Company.

(n)               “Registration Rights Agreement” means that certain Registration Rights Agreement, dated July 29, 2015, between the Company and certain security holders.

(o)               “VWAP” means as of a particular date with respect to any security, the average of the volume weighted averages of the trading prices of such security on the primary exchange on which such security is listed (as reported by Bloomberg L.P. or, if such information is no longer available from Bloomberg L.P., as available from a comparable internationally recognized source determined by the parties in good faith), on each of the most recent ten (10) consecutive days on which such security is traded on such primary exchange on which the such security is listed (each such day, a “Trading Day”), ending on (and including) the third Trading Day immediately preceding the Trading Day of determination.

(p)               “Warrant Share Number” means, at any time, the number of shares for which this Warrant may be exercised subject to the terms contained herein, which number shall initially be Eight Hundred Eighty-Eight Thousand (888,000); provided that the Warrant Share Number shall be adjusted pursuant to Section 2 and for any partial exercises of this Warrant.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Common Stock to be duly executed as of the Issuance Date set out above.

EASTERLY ACQUISTION CORP.

By:	/s/ Avshalom Kalichstein
Name:	Ayshalom Kalichstein
Title:	Chief Executive Officer

[Signature Page to Warrant]

IN WITNESS WHEREOF, the Holder has caused this Warrant to Purchase Common Stock to be duly executed as of the Issuance Date set out above.

FORTRESS CREDIT CORP.

By:	/s/ Constatine M. Dakolias
Name:	Constatine M. Dakolias
Title:	President

[Signature Page to Warrant]

AGREED AND ACKNOWLEDGED:

JACOBSEN CREDIT HOLDINGS, LLC

By:	/s/ Douglas Jacobsen
Name:	Douglas Jacobsen
Title:	Manager

[Signature Page to Warrant]

EXHIBIT A

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS

WARRANT TO PURCHASE COMMON STOCK

EASTERLY ACQUISITION CORP.

The undersigned holder hereby exercises the right to purchase __________________ of the shares of Common Stock (“Warrant Shares”) of Easterly Acquisition Corp., a Delaware corporation (the “Company”), evidenced by the attached Warrant to Purchase Common Stock (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1. Form of Exercise Price. The Holder intends that payment of the Exercise Price shall be made as:

____________ a “Cash Exercise” with respect to _________________ Warrant Shares; and/or

____________ a “Cashless Exercise” with respect to _______________ Warrant Shares.

2. Payment of Exercise Price. In the event that the holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the holder shall pay the Aggregate Exercise Price in the sum of $___________________ to the Company in accordance with the terms of the Warrant.

3. Delivery of Warrant Shares. The Company shall deliver to the holder __________ Warrant Shares in accordance with the terms of the Warrant.

Date: _______________ __, ______

Name of Registered Holder

By:
Name:
Title:

ACKNOWLEDGMENT

The Company hereby acknowledges this Exercise Notice and hereby directs [TRANSFER AGENT] to issue the above indicated number of shares of Common Stock.

EASTERLY ACQUISITION CORP.

By:
Name:
Title: